As filed with the Securities and Exchange Commission on May 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERBALIFE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0377871
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 309

Ugland House

Grand Cayman, Cayman Islands

KY1-1104

(Address of Principal Executive Offices, Zip Code)

Herbalife Ltd. 2023 Stock Incentive Plan (as amended and restated)

(Full title of the plan)

Henry C. Wang

EVP, General Counsel & Corporate Secretary

Herbalife Ltd.

P.O. Box 309

Ugland House

Grand Cayman, Cayman Islands KY1-1104

(213) 745-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

Telephone: (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 15,700,000 common shares, par value $0.0005 per share, of Herbalife Ltd. (the “Company” or “Registrant”), which may be issued pursuant to awards granted under the Herbalife Ltd. 2023 Stock Incentive Plan, as amended and restated (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference herein the contents of the Company’s registration statement on Form S-8 filed by the Company with respect to the Plan on May 2, 2023 (Registration No. 333-271586), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant, filed on May 2, 2023 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (Registration No. 001-32381) and incorporated herein by reference.

4.2	Form of Share Certificate, filed on December 14, 2004 as Exhibit 4.3 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-119485) and incorporated herein by reference.

5.1*	Legal Opinion of Maples and Calder (Cayman) LLP, special Cayman Islands Counsel to Herbalife Ltd.

23.1*	Consent of Maples and Calder (Cayman) LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page hereto).

99.1	Herbalife Ltd. 2023 Stock Incentive Plan, as amended and restated, filed on May 1, 2024 as Exhibit 10.53 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and is incorporated herein by reference.

107.1*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 1, 2024.

HERBALIFE LTD.

By:	/s/ John G. DeSimone
Name:	John G. DeSimone
Title:	Chief Financial Officer

POWER OF ATTORNEY.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints John DeSimone and Henry C. Wang, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael O. Johnson Michael O. Johnson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	May 1, 2024

/s/ John G. DeSimone John G. DeSimone	Chief Financial Officer (Principal Financial Officer)	May 1, 2024

/s/ Jehangir Irani Jehangir “Bobby” Irani	Senior Vice President, Principal Accounting Officer (Principal Accounting Officer)	May 1, 2024

/s/ Richard H. Carmona Richard H. Carmona	Director	May 1, 2024

/s/ Celine Del Genes Celine Del Genes	Director	May 1, 2024

/s/ Sophie L’Hélias Sophie L’Hélias	Director	May 1, 2024

/s/ Alan W. LeFevre Alan W. LeFevre	Director	May 1, 2024

/s/ Michael J. Levitt Michael J. Levitt	Director	May 1, 2024

/s/ Rodica Macadrai Rodica Macadrai	Director	May 1, 2024

/s/ Juan Miguel Mendoza Juan Miguel Mendoza	Director	May 1, 2024

/s/ Donal Mulligan Donal Mulligan	Director	May 1, 2024

/s/ Maria Otero Maria Otero	Director	May 1, 2024